                                                                     EXHIBIT 4.3

                                AMENDMENT NO. 1
                                      TO
                     AMENDED AND RESTATED CREDIT AGREEMENT


      AMENDMENT dated as of June 24, 1997 to the Amended and Restated Credit Agreement dated as of May 30, 1997 (the "Credit Agreement") among VENCOR, INC. ("Vencor"), the BANKS, SWINGLINE BANK, LC ISSUING BANKS, MANAGING AGENTS and CO-AGENTS party thereto, MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Documentation Agent (the "Documentation Agent") and Collateral Agent, and NATIONSBANK, N.A., as Administrative Agent.

                           W I T N E S S E T H :

      WHEREAS, the parties hereto desire to amend the Credit Agreement (i) to permit Vencor to issue certain high yield debt and (ii) to give the Banks the benefit of the financial covenants and other restrictive agreements set forth in the indenture pursuant to which such high yield debt is issued;

      NOW, THEREFORE, the parties hereto agree as follows:

      Section 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.

      Section 2. Definitions. Section 1.01 of the Credit Agreement is amended by adding the following new definitions in the appropriate alphabetical order:

            "High Yield Debt Indenture" means the Indenture pursuant to which the Permitted High Yield Debt is issued, as such Indenture may be amended from time to time in accordance with the terms thereof and
      Section 5.29(c) hereof.

            "Permitted High Yield Debt" means subordinated notes issued by Vencor before December 31, 1997; provided that such subordinated notes comply with the provisions of Section 5.07(e) except for requirements to offer to purchase such subordinated notes in certain events (including, without limitation, a "Change of Control" as defined in the High Yield Debt Indenture), which requirements are subject to the provisions of
      Section 5.29(b).

      Section 3. Permission to Incur Permitted High Yield Debt. The last proviso to Section 5.07(e) of the Credit Agreement is amended to read as follows:

      provided, further, that (A) if Vencor has an Investment Grade Rating when such Debt is incurred or such Guarantee is entered into, the date specified in subclauses (i) and (ii) above shall be changed from March 31, 2003 to June 30, 2002 and (B) subclause (ii) above shall not apply to Permitted High Yield Debt.

      Section 4. Amendment of Article 5. The following new Section is added at the end of Article 5 of the Credit Agreement:

            Section 5.29. Permitted High Yield Debt. (a) So long as any Permitted High Yield Debt is outstanding, Vencor agrees to comply with all of the financial covenants and other restrictive agreements set forth in the High Yield Debt Indenture as if such covenants and other restrictive agreements (and the definitions of the terms used therein) were set forth in full herein.

            (b) Vencor will not purchase or offer to purchase any Permitted High Yield Debt pursuant to any provision of the High Yield Debt Indenture requiring it to do so unless it shall have first (i) repaid all the outstanding Loans, Swingline Loans and LC Reimbursement Obligations, (ii) terminated the Commitments and (iii) cash collateralized each outstanding Letter of Credit in a manner satisfactory to the relevant LC Issuing Bank.

            (c) Without the prior written consent of the Required Banks, Vencor shall not modify or amend, or waive or solicit any waiver of, any provision of the High Yield Debt Indenture in any manner that could reasonably be expected to be adverse to the interest of the Banks under the Financing Documents.

      Section 5. Events of Default. Section 6.01(b) of the Credit Agreement is amended to read as follows:

            (b) Vencor shall (i) fail to observe or perform any of its financial covenants and other restrictive agreements contained in the High Yield Debt Indenture within the applicable grace period (if any) specified therein or (ii) fail to observe or perform any covenant contained in Section 5.01(e), Section 5.01(f), Section 5.07 through 5.28, inclusive, Section 5.29(b) or Section 5.29(c); or

      Section 6. Additional Letters of Credit. As of the Amendment Effective Date, (i) the letters of credit listed on Schedule I hereto shall be deemed to be issued pursuant to Section 2.08(b) of the Credit Agreement and shall be Additional Letters of Credit thereunder and (ii) the definition of "LC Issuing Bank" in Section 1.01 of the Credit Agreement is amended by replacing the reference to "Seattle First National Bank" with "Bank of America NT & SA dba Seafirst Bank".

      Section 7. Representations of Vencor. Vencor represents and warrants that (i) the representations and warranties of Vencor set forth in Article 4 of the Credit Agreement will be true on and as of the Amendment Effective Date and (ii) no Default will have occurred and be continuing on such date.

      Section 8. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

      Section 9. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

      Section 10. Effectiveness. This Amendment shall become effective on the date (the "Amendment Effective Date") when the Documentation Agent shall have received from each of Vencor, the Required Banks and Bank of America NT & SA, as LC Issuing Bank, a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Documentation Agent) that such party has signed a counterpart hereof.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                                 VENCOR, INC.


                                 By: /s/ Richard A. Lechleiter
                                     -------------------------------------------
                                     Title: Vice President of Finance


                                 MORGAN GUARANTY TRUST
                                   COMPANY OF NEW YORK


                                 By: /s/ Diana H. Imhof
                                     -------------------------------------------
                                     Title: Vice President

                                 NATIONSBANK, N.A.,
                                    as a Bank and an LC Issuing Bank


                                 By: /s/ Ashley M. Crabtree
                                     -------------------------------------------
                                     Title: Senior Vice President


                                 BANK OF AMERICA NT & SA,
                                    as a Bank and an LC Issuing Bank


                                 By: /s/ Edward S. Han
                                     -------------------------------------------
                                     Title: Vice President


                                 THE BANK OF NEW YORK


                                 By: /s/ Edward J. Dougherty
                                     -------------------------------------------
                                     Title: Vice President


                                 THE CHASE MANHATTAN BANK


                                 By: /s/ Dawn Lee Lum
                                     -------------------------------------------
                                     Title: Vice President


                                 PNC BANK, KENTUCKY, INC,
                                    as a Bank and an LC Issuing Bank


                                 By: /s/ Benjamin A. Willingham
                                     -------------------------------------------
                                     Title: Vice President

                                 TORONTO DOMINION (TEXAS), INC.


                                 By: /s/ Neva Nesbitt
                                     -------------------------------------------
                                     Title: Vice President


                                 THE BANK OF NOVA SCOTIA


                                 By: /s/ M.D.Smith
                                     -------------------------------------------
                                     Title: Agent


                                 CREDIT LYONNAIS NEW YORK BRANCH


                                 By: /s/ Farboud Tavangar
                                     -------------------------------------------
                                     Title: First Vice President


                                 CREDIT SUISSE FIRST BOSTON


                                 By: /s/ Robert B. Potter
                                     -------------------------------------------
                                     Title: Vice President


                                 By: /s/ Steven E. Janauschek
                                     -------------------------------------------
                                     Title: Associate

                                 DEUTSCHE BANK AG NEW YORK
                                   AND/OR CAYMAN ISLAND BRANCHES


                                 By:
                                     -------------------------------------------
                                     Name:
                                     Title:

                                 By:
                                     -------------------------------------------
                                     Name:
                                     Title:


                                 FLEET NATIONAL BANK


                                 By: /s/ Ginger Stolzenthaler
                                     -------------------------------------------
                                     Title: Senior Vice President


                                 THE INDUSTRIAL BANK OF JAPAN
                                   TRUST COMPANY


                                 By: /s/ Takuya Honjo
                                     -------------------------------------------
                                     Title: Senior Vice President


                                 WACHOVIA BANK, N.A.,


                                 By: /s/ John Tibe
                                     -------------------------------------------
                                     Title: AVP

                                 ABN AMRO BANK N.V.


                                 By: /s/ Kathryn C. Toth
                                     -------------------------------------------
                                     Title: Group Vice President

                                 By: /s/ J.Seibly
                                     -------------------------------------------
                                     Title: VP


                                 BANK OF MONTREAL


                                 By: /s/ Peter Steelman
                                     -------------------------------------------
                                     Title: Director


                                 BANK ONE, KENTUCKY, NA


                                 By: /s/ Dennis P. Heishman
                                     -------------------------------------------
                                     Title: Senior Vice President


                                 COMERICA BANK


                                 By:
                                     -------------------------------------------
                                     Name:
                                     Title:


                                 CORESTATES BANK, N.A.


                                 By: /s/ Elizabeth D. Morris
                                     -------------------------------------------
                                     Title: Vice President

                                 THE FUJI BANK, LIMITED


                                 By: /s/ Peter L. Chinnici
                                     -------------------------------------------
                                     Title: Joint General Manager


                                 LTCB TRUST COMPANY


                                 By: /s/ Noborli Kubota
                                     -------------------------------------------
                                     Title: SVP


                                 NATIONAL CITY BANK OF KENTUCKY,
                                    as a Bank and an LC Issuing Bank


                                 By: /s/ Deroy Scott
                                     -------------------------------------------
                                     Title: Vice President



                                 NBD BANK, N.A.


                                 By: /s/ Cindy A. Herzog
                                     -------------------------------------------
                                     Title: Authorized Agent


                                 UNION BANK OF CALIFORNIA, N.A.


                                 By: /s/ Cary Moore
                                     -------------------------------------------
                                     Title: Vice President



                                 AMSOUTH BANK OF ALABAMA


                                 By: /s/ J. Ken DiFatta
                                     -------------------------------------------
                                     Title: Commercial Banking Officer

                                 BANQUE PARIBAS


                                 By: /s/ Russell A. Pomerantz
                                     -------------------------------------------
                                     Title: Vice President


                                 By: /s/ David R. Laffey
                                     -------------------------------------------
                                     Title: Group Vice President


                                 FIRST UNION NATIONAL BANK OF
                                   NORTH CAROLINA


                                 By: /s/ Ann M. Dodd
                                     -------------------------------------------
                                     Title: Senior Vice President

                                 U.S. BANK OF WASHINGTON, N.A.


                                 By: /s/ Arnold J. Conrad
                                     -------------------------------------------
                                     Title: Vice President


                                 CIBC, INC.


                                 By: /s/ Timothy E. Doyle
                                     -------------------------------------------
                                     Title: Authorized Signatory


                                 KREDIETBANK N.V.


                                 By: /s/ Robert Snauffer
                                     -------------------------------------------
                                     Title: Vice President


                                 By: /s/ Tod R. Angus
                                     -------------------------------------------
                                     Title: Vice President

                                 THE MITSUBISHI TRUST AND BANKING CORPORATION


                                 By: /s/ Masaaki Yamorishi
                                     -------------------------------------------
                                     Title: Chief Manager


                                 THE SAKURA BANK LIMITED
                                 NEW YORK BRANCH


                                 By: /s/ Yoshikazu Nagura
                                     -------------------------------------------
                                     Title: Vice President


                                 SOCIETE GENERALE, CHICAGO BRANCH


                                 By: /s/ C. Steve Coffman
                                     -------------------------------------------
                                     Title:  Assistant Treasurer


                                 FIRST AMERICAN NATIONAL BANK


                                 By: /s/ Kent D. Wood
                                     -------------------------------------------
                                     Title: AVP


                                 BANK OF LOUISVILLE,
                                    as a Bank and an LC Issuing Bank


                                 By: /s/ Roy L. Johnson, Jr.
                                     -------------------------------------------
                                     Title: Senior Vice President

                                 THE DAI-ICHI KANGYO BANK, LTD.
                                 CHICAGO BRANCH


                                 By: /s/ Takao Teramura
                                     -------------------------------------------
                                     Title: Vice President


                                 FIFTH THIRD BANK


                                 By: /s/ Robert M. Eversole
                                     -------------------------------------------
                                     Title: Senior Vice President

                                SCHEDULE I

           Transitional Hospitals Corporation Letters of Credit

               Expiry                                                                                               Estimated
  LC #          Date                 Beneficiary                    Account Party           Relevant Facility         Amount
  ----         ------                -----------                    -------------           -----------------       ---------

208848       12/31/97      Liberty Mutual Ins. Co.             Transitional Hospitals              N/A               $292,724.00
                                                               Corporation
213228       08/10/97      Arkansas Power & Light Co.          Transitional Hospitals              N/A               $ 20,000.00
                                                               Corporation
213453       10/17/97      So. Western Electric Power Co.      Transitional Hospitals              N/A               $ 25,000.00
                                                               Corporation
214487       12/31/97      Liberty Mutual Ins. Co.             Transitional Hospitals              N/A               $105,017.00
                                                               Corporation
218924       12/31/97      Liberty Mutual Ins. Co.             Transitional Hospitals              N/A               $176,000.00
                                                               Corporation
221019       07/28/97      Tampa Electric Co.                  Transitional Hospitals              N/A               $ 40,000.00
                                                               Corporation
3001940      10/15/98      Houston Lighting & Power            THC Bay Area Inc.                   N/A               $ 67,400.00
3001941      10/15/98      Houston Lighting & Power            THC Houston Inc.                    N/A               $ 27,000.00